Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Amendment No. 2 to the Registration Statement of Arazu Incorporated on Form S-1 of my report dated October 30, 2017, appearing in the Prospectus, which is part of this Registration Statement. I also consent to the reference to the firm under the headings “Interest of Named Experts” and “Experts” in such Prospectus.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York

March 7, 2018